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                                  EXHIBIT 99.5
                           CONSENT OF PETER E. ROODE
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                                    CONSENT

    The undersigned hereby consents to his being named in the Registration Statement on Form S-4 of IVI Checkmate Corp. filed with the Securities and Exchange Commission as a person who will become a director of IVI Checkmate Corp. upon the consummation of the transactions contemplated by the Combination Agreement among IVI Checkmate Corp., International Verifact Inc., Checkmate Electronics, Inc. and Future Merger Corporation dated as of January 16, 1998.

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Dated: May 22, 1998             /s/ PETER E. ROODE
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                                Name: Peter E. Roode
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